                                                           For Immediate Release






AGENCY CONTACT:                                               COMPANY CONTACT:
 Neil Berkman or Melanie Beeler                                Owen Farren
 Neil Berkman Associates                                       President & CEO
 (310) 277-5162                                                (856) 727-1500
 info@BerkmanAssociates.com                                    www.slpdq.com



               SL INDUSTRIES, INC. ANNOUNCES THIRD QUARTER RESULTS
                        AND DISCLOSES STRATEGIC DIRECTION

            Sets Special Meeting of Shareholders for January 22, 2002

        MT. LAUREL, NEW JERSEY, NOVEMBER 5, 2001 . . . SL INDUSTRIES, INC. (NYSE & PHLX:SL) announced today that net sales from continuing operations for the third quarter ended September 30, 2001 were $34 million, compared to net sales of $36.3 million for the third quarter last year, a decrease of $2.3 million or 6%. Pro forma net income from continuing operations was $63,000 for the third quarter ended September 30, 2001, compared to pro forma net income of $973,000 for the same period last year. Pro forma net income from continuing operations for the third quarter ended September 30, 2001 excludes the effects of restructuring costs of $1.1 million, net of taxes, and the write-down of inventory of continuing operations of $33,000, net of taxes. Pro forma net income from continuing operations for the third quarter ended September 30, 2000 excludes a gain on the settlement of a class action lawsuit of $0.9 million.

        Actual net loss for the third quarter ended September 30, 2001 was $2.7 million, or $0.47 per diluted share, which includes a net loss of $1.6 million from the discontinued operations of SL Waber, compared with actual net income of $0.7 million, or $0.13 per diluted share, for the same period last year, which includes a net loss of $1.1 million from the discontinued operations of SL Waber.
        Net sales from continuing operations for the nine months ended September 30, 2001 were $104 million, compared to net sales of $112.8 million for the nine months ended September 30, 2000, a decrease of $8.8 million or 8%. Pro forma net income from continuing operations was $475,000 for the nine months ended September 30, 2001, compared to pro forma net income of $4.3 million for the same period last year. Pro forma net income from continuing operations excludes the effects of restructuring costs of $1.8 million, net of taxes, and the write-down of inventory of continuing operations of $1.9 million, net of taxes. Pro forma net income from continuing operations for the nine months ended September 30, 2000 excludes a gain on the settlement of a class action lawsuit of $0.9 million.
                                     (more)

SL INDUSTRIES ANNOUNCES THIRD QUARTER RESULTS
November 5, 2001
Page Two

        Actual net loss for the nine months ended September 30, 2001 was $7.5 million, or $1.32 per diluted share, which includes a net loss of $4.2 million from the discontinued operations of SL Waber, compared with actual net income of $2.1 million, or $0.36 per diluted share, for the same period last year, which includes a net loss of $3.1 million from the discontinued operations of SL Waber.
        Subsequent to announcing second quarter results, the Company made two announcements of programs to reduce its workforce, consolidate excess facilities and dispose of poorly performing operations. These actions were taken largely as a result of the sudden, severe and continuing downturn in sales to telecommunications equipment manufacturers. In these announcements, the Company stated that it would record additional pre-tax restructuring charges of $2.4 million, of which $1.1 million was recorded in the third quarter. The additional $1.3 million will be recognized primarily in the fourth quarter of 2001.

        Commenting on the results, Owen Farren, President and Chief Executive Officer of SL Industries, Inc., said, "As we have been reporting throughout the year, SL Industries has been, and continues to be, adversely affected by the downturn in capital spending in the telecommunications and semiconductor industries. In response, the Company implemented a restructuring plan to conserve cash and reduce fixed costs. As a result of these measures, it appears the Company's financial condition and results have improved.

        "SL Industries operates in five primary markets - aerospace, medical, semiconductor, utilities, and telecommunications. During 2001, the semiconductor and telecom industries have suffered historic declines. Additionally, the terrorist attacks of September 11 clearly have had an adverse impact on the commercial aerospace industry. We have managed the business to adapt to these extraordinarily difficult circumstances. Barring any further economic slowdown, we believe SL Industries' financial performance should continue to improve."

        Farren continued, "Before the slowdown in the telecommunications and manufacturing sectors became apparent, the Board of Directors retained Credit Suisse First Boston (CSFB) to explore a sale of the business. With the assistance of CSFB, the Company engaged in an extensive process to solicit and analyze transaction proposals from a number of potential purchasers. These proposals included indications of interest to acquire the entire corporation, the power electronics group, the power motion group and certain individual subsidiaries. Based on the advice of CSFB concerning preliminary bids received to date from prospective purchasers, the Board of Directors has determined that it is not in the best interests of the shareholders to sell the entire Company at this time. We believe that, due to the difficult economic and financing environment, among other factors, potential purchasers have discounted their preliminary bids to levels that we feel are not acceptable or reflective of the value of our business.

                                     (more)


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SL INDUSTRIES ANNOUNCES THIRD QUARTER RESULTS
November 5, 2001
Page Three

        "Notwithstanding these developments, the Company did receive attractive offers for two subsidiaries. It is too early to determine if negotiations associated with these offers will be successful.

        "The decision to explore a sale of the Company was based on an analysis of long-term market developments. That analysis is unchanged. The Board of Directors will continue to work with CSFB to evaluate offers for the Company or its business units, which, in its judgment, will maximize shareholder value over a reasonable period of time."

        Farren concluded, "Now that a decision has been made for the present with respect to the sales process, the Company has determined to schedule a special meeting of shareholders for the election of directors. As was previously discussed, this meeting was postponed pending the outcome of CSFB's solicitation efforts. Accordingly, the Company hereby announces that a Special Meeting of Shareholders will be held on January 22, 2002 for shareholders of record on December 5, 2001. We look forward to discussing the events of the past year and the prospects for the future with our shareholders."

CONFERENCE CALL
        SL Industries has scheduled a conference call today at 11:00 AM EST to discuss its results for the third quarter of 2001, its efforts to sell the Company and other matters contained in this release. A simultaneous WebCast of the conference call may be accessed online at www.CompanyBoardroom.com or at www.slpdq.com. A replay will be available immediately following the WebCast at these same Internet addresses. For a telephone replay, dial (800) 633-8284, reservation #19925400 beginning at approximately 1:00 PM EST.

ABOUT SL INDUSTRIES
        SL Industries, Inc. designs, manufactures and markets Power and Data Quality (PDQ) equipment and systems for industrial, medical, aerospace and consumer applications. For more information about SL Industries, Inc. and its products, please visit the Company's web site at www.slpdq.com.

FORWARD-LOOKING STATEMENTS
        This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reductions undertaken by the Company, the Company's ability to obtain adequate working capital on satisfactory terms, the Company's ability to meet its obligations under its credit facility or to obtain waivers thereof, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                              SL INDUSTRIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                           (All amounts in thousands)



                                                  September 30, December 31,
                                                      2001         2000
                                                  ------------  ------------
Cash and cash equivalents .....................     $  1,444     $  1,189
Accounts receivable ...........................       21,707       20,312
Inventories ...................................       20,971       23,491
Net current assets of discontinued operations .           --        4,866
Other current assets ..........................       10,493        6,004
                                                    --------     --------
  Total current assets ........................       54,615       55,862
Property, plant and equipment, net ............       18,989       19,781
Fixed assets of discontinued operations .......           --          980
Intangible assets, net ........................       19,806       20,770
Other assets ..................................       15,661       16,088
                                                    --------     --------
  Total assets ................................     $109,071     $113,481
                                                    ========     ========
Current liabilities ...........................     $ 62,874     $ 24,682
Long-term debt less portion due within one year        1,052       36,533
Other liabilities .............................        8,557        8,916
Shareholders' equity ..........................       36,588       43,350
                                                    --------     --------
  Total liabilities and shareholders' equity ..     $109,071     $113,481
                                                    ========     ========

                               SL INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
              (All amounts in thousands, except for per share data)

                                                                     Three-Months Ended            Nine-Months Ended
                                                                         September-30                 September-30
                                                                     2001           2000           2001           2000
                                                                  ----------     ----------     ---------      ---------
Net sales ...................................................     $  33,968      $  36,260      $ 104,029      $ 112,767
                                                                  ---------      ---------      ---------      ---------
Cost and expenses:
  Cost of products sold .....................................        22,716         24,848         70,490         73,508
  Write-down of inventory ...................................            50             --          2,940             --
  Engineering and product development .......................         1,979          2,361          6,560          7,381
  Selling, general and administrative .......................         6,612          5,414         20,101         19,072
  Depreciation and amortization .............................         1,248          1,472          3,561          3,780
  Restructuring costs .......................................         1,783             --          2,891             --
  Settlement of class action suit ...........................            --           (875)            --           (875)
                                                                  ---------      ---------      ---------      ---------
Total cost and expenses .....................................        34,388         33,220        106,543        102,866
                                                                  ---------      ---------      ---------      ---------
Income (loss) from operations ...............................          (420)         3,040         (2,514)         9,901
Other income (expense):
  Interest income ...........................................            99             56            278            258
  Interest expense ..........................................        (1,168)          (706)        (2,628)        (2,221)
                                                                  ---------      ---------      ---------      ---------
Income (loss)  from continuing operations before income taxes        (1,489)         2,390         (4,864)         7,938
Income taxes ................................................          (405)           542         (1,565)         2,743
                                                                  ---------      ---------      ---------      ---------
Income (loss) from continuing operations ....................        (1,084)         1,848         (3,299)         5,195
Discontinued operations (net of tax) ........................        (1,626)        (1,119)        (4,244)        (3,122)
                                                                  ---------      ---------      ---------      ---------
Net income (loss) ...........................................     $  (2,710)     $     729      $  (7,543)     $   2,073
                                                                  =========      =========      =========      =========
BASIC NET INCOME (LOSS) PER COMMON SHARE
    Income (loss) from continuing operations ................     $   (0.19)     $    0.33      $   (0.58)     $    0.92
    Discontinued operations (net of tax) ....................         (0.28)         (0.20)         (0.74)         (0.55)
                                                                  ---------      ---------      ---------      ---------
    Net income (loss) .......................................     $   (0.47)     $    0.13      $   (1.32)     $    0.37
                                                                  =========      =========      =========      =========

DILUTED NET INCOME (LOSS) PER COMMON SHARE
    Income (loss) from continuing operations ................     $   (0.19)     $    0.32      $   (0.58)     $    0.90
    Discontinued operations (net of tax) ....................         (0.28)         (0.19)         (0.74)         (0.54)
                                                                  ---------      ---------      ---------      ---------
    Net income (loss) .......................................     $   (0.47)     $    0.13      $   (1.32)     $    0.36
                                                                  =========      =========      =========      =========

Shares used in computing basic net income (loss)
  per common share ..........................................         5,707          5,643          5,695          5,628
Shares used in computing diluted net income (loss)
  per common share ..........................................         5,707          5,743          5,695          5,760

                               SL INDUSTRIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
              (All amounts in thousands, except for per share data)


                                                                     THREE-MONTHS ENDED            NINE-MONTHS ENDED
                                                                        SEPTEMBER-30                   SEPTEMBER-30
                                                                     2001           2000           2001           2000
Net sales ...................................................     $  33,968      $  36,260      $ 104,029      $ 112,767
                                                                  ---------      ---------      ---------      ---------
Cost and expenses:
  Cost of products sold .....................................        22,716         24,848         70,490         73,508
  Engineering and product development .......................         1,979          2,361          6,560          7,381
  Selling, general and administrative .......................         6,612          5,414         20,101         19,072
  Depreciation and amortization .............................         1,248          1,472          3,561          3,780
                                                                  ---------      ---------      ---------      ---------
Total cost and expenses .....................................        32,555         34,095        100,712        103,741
                                                                  ---------      ---------      ---------      ---------
Income from operations ......................................         1,413          2,165          3,317          9,026
Other income (expense):
  Interest income ...........................................            99             56            278            258
  Interest expense ..........................................        (1,168)          (706)        (2,628)        (2,221)
Income from continuing operations before income taxes........           344          1,515            967          7,063
Income taxes ................................................           281            542            492          2,743
                                                                  ---------      ---------      ---------      ---------
PRO FORMA INCOME FROM CONTINUING OPERATIONS .................            63            973            475          4,320
Restructuring costs (net of taxes) ..........................        (1,114)            --         (1,842)            --
Write-down of inventory (net of taxes) ......................           (33)            --         (1,932)            --
Settlement of class action suit .............................            --            875             --            875
Discontinued operations (net of taxes) ......................        (1,626)        (1,119)        (4,244)        (3,122)
                                                                  ---------      ---------      ---------      ---------
Actual net income (loss) ....................................     $  (2,710)     $     729      $  (7,543)     $   2,073
                                                                  =========      =========      =========      =========

BASIC NET INCOME PER COMMON SHARE
    Income from continuing operations .......................     $    0.01      $    0.17      $    0.08      $    0.76
    Restructuring costs of continuing operations ............         (0.19)            --          (0.32)            --
    Write-down of inventory (net of taxes) ..................         (0.01)            --          (0.34)            --
    Settlement of class action suit .........................            --           0.16             --           0.16
    Discontinued operations .................................         (0.28)         (0.20)         (0.74)         (0.55)
                                                                  ---------      ---------      ---------      ---------
    Net income (loss) .......................................     $   (0.47)     $    0.13      $   (1.32)     $    0.37
                                                                  =========      =========      =========      =========

DILUTED NET INCOME PER COMMON SHARE
    Income from continuing operations .......................     $    0.01      $    0.17      $    0.08      $    0.75
    Restructuring costs of continuing operations ............         (0.19)            --          (0.32)            --
    Write-down of inventory (net of taxes) ..................         (0.01)            --          (0.34)            --
    Settlement of class action suit .........................            --           0.15             --           0.15
    Discontinued operations .................................         (0.28)         (0.19)         (0.74)         (0.54)
                                                                  ---------      ---------      ---------      ---------
    Net income (loss) .......................................     $   (0.47)     $    0.13      $   (1.32)     $    0.36
                                                                  =========      =========      =========      =========

Shares used in computing basic net income (loss)
  per common share ..........................................         5,707          5,643          5,695          5,628
Shares used in computing diluted net income (loss)
  per common share ..........................................         5,707          5,743          5,695          5,760